PARITZ & COMPANY, P.A.	1500 Warren Street, Ste. 25
Certified Public Accountants	Hackensack, New Jersey 07601
(201) 342-7753
Fax: (201) 342-7598
Email: paritz@paritz.com

January 6, 2012

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:           3Power Energy Group, Inc.

Ladies and Gentlemen:

We have read the comments in Item 4.01 of Form 8-K of 3Power Energy Group, Inc. dated January 6, 2012 and are in agreement with those statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Paritz & Company, P.A.
Paritz & Company, P.A.